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                                Baker & McKenzie
                                805 Third Avenue
                            New York, New York 10022


February 5, 1997

Triathlon Broadcasting Company
Symphony Towers
750 B Street, Suite 1920
San Diego, California 92101

Gentlemen:

         We have acted as counsel to Triathlon Broadcasting Company, a Delaware corporation (the "Company"), in connection with its filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering up to 389,808 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), including 50,000 shares of Class A Common Stock issuable upon conversion of shares of Class C Common Stock, par value $.01 per share ("Class C Common Stock").

         We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

         Based upon our examination, we are of the opinion that:

         (i) the shares of Class A Common Stock (other than shares issuable upon conversion of shares of Class C Common Stock) have been legally issued and are fully paid and non-assessable; and

         (ii) the shares of Class A Common Stock issuable upon conversion of shares of Class C Common Stock, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. This consent is not to be construed as and admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                                            Very truly yours,

                                            /s/ Baker & McKenzie
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Triathlon Broadcasting Company
February 5, 1997
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